Exhibit 99.1

PRESS RELEASE
Contact:	Paul Surdez (609) 452-4807 www.covance.com

COVANCE REPORTS FIRST QUARTER NET REVENUE GROWTH OF 6.9% TO
$620 MILLION, PRO FORMA EPS GROWTH OF 20.1% to $0.90 AND ADJUSTED NET ORDERS OF $710 MILLION

Princeton, New Jersey, May 1, 2014 — Covance Inc. (NYSE: CVD) today reported results for its first quarter ended March 31, 2014.  Net revenue was $620 million, representing 6.9% growth from the first quarter of 2013.  On a GAAP basis, the company reported earnings of $0.88 per diluted share in the first quarter.  Excluding a gain on the sale of our Seattle genomics laboratory of $1.6 million and charges associated with restructuring and other cost reduction actions totaling $4.1 million, the company reported earnings per diluted share of $0.90, up 20.1% over the first quarter of 2013.

“Covance’s first quarter of 2014 featured a higher level of new toxicology orders and continued operational success in our clinical and central laboratory service offerings. Our 20% year-on-year increase in pro forma EPS was driven by 7% revenue growth and expanded pro forma operating margins of 11.5%,” said Joe Herring, Chairman and Chief Executive Officer. “Adjusted net orders in the first quarter were $710 million, representing an adjusted net book-to-bill of 1.15 to 1. Net orders remained strong in central laboratories and grew significantly in toxicology and clinical pharmacology, offsetting lower-than-expected net orders in clinical development.

“Late-Stage Development first quarter revenues grew 7.8% year-on-year to $402 million. Central laboratories and clinical development grew 11% and 6%, respectively, which more than offset a decline in our market access services. Late-Stage Development operating margin expanded to 23.2%.

“Early Development results were in-line with our expectation with revenue increasing 5.3% year-on-year to $218 million with pro forma operating margin of 9.7%.  Sequentially, growth in clinical pharmacology, research products, and nutritional chemistry was more than offset by the sale of our Seattle genomics laboratory and seasonal declines in toxicology and discovery support.  Early Development second quarter revenue and operating margin are expected to increase considerably from the seasonally weak first quarter level.

“Looking ahead, we expect increases of a few cents in earnings per share each quarter as we progress throughout the year.  We are narrowing our 2014 financial expectations to revenue growth of 6% to 9% and pro forma diluted earnings per share of $3.70 to $3.95 (excluding the gain on sale, costs associated with our on-going restructuring activities and assuming foreign exchange rates remain at March 31, 2014 levels).”

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Consolidated Results

($ in millions except EPS)	1Q14	1Q13	Change
Total Revenues	$666.3	$634.3
Less: Reimbursable Out-of-Pockets	$46.2	$54.1
Net Revenues	$620.1	$580.2	6.9%
Operating Income	$66.9	$48.3	38.6%
Operating Margin	10.8%	8.3%
Net Income	$50.8	$48.2	5.5%
Diluted Earnings per Share	$0.88	$0.86	2.5%
Restructuring costs	$(4.1)	$(6.2)
Operating Income, excluding items*	$71.0	$54.4	30.5%
Operating Margin, excluding items*	11.5%	9.4%
Gain on Sale of Business/Investment	$1.6	$15.7
Net Income, excluding items*	$52.4	$42.3	23.8%
Diluted EPS, excluding items*	$0.90	$0.75	20.1%

* See attached pro forma income statements for reconciliation of 2014 and 2013 GAAP to pro forma amounts.

Operating Segment Results

Early Development

($ in millions)	1Q14	1Q13	Change
Net Revenues	$218.2	$207.3	5.3%
Operating Income	$19.5	$16.6	17.6%
Operating Margin	8.9%	8.0%
Restructuring costs	$(1.6)	$(3.6)
Operating Income, excluding items	$21.1	$20.1	5.0%
Operating Margin, excluding items	9.7%	9.7%

The Early Development segment includes preclinical toxicology, analytical chemistry, clinical pharmacology, discovery support, and research products.  Net revenues in the first quarter of 2014 increased 5.3% year-on-year to $218.2 million, as growth in clinical pharmacology and toxicology more than offset a decline in discovery support and the impact of the sale of our Seattle genomics laboratory. In the quarter, foreign exchange favorably impacted revenue growth by 180 basis points. Sequentially, revenue declined by $10.0 million from the fourth quarter as sequential growth in clinical pharmacology and research products were more than offset by the impact of the sale of our Seattle genomics laboratory and seasonality in toxicology and discovery support.

GAAP operating income in the first quarter of 2014 was $19.5 million, and included $1.6 million in costs associated with our on-going restructuring actions versus operating income of $16.6 million in the first quarter of 2013, which included charges associated with restructuring and other cost reduction actions of $3.6 million.  Pro forma operating income, excluding these costs, was $21.1 million in the first quarter of this year, a 5.0% increase from the first quarter of 2013. Pro forma operating margins were 9.7% in the first quarter of both this year and last year, versus 12.1% in the fourth quarter of 2013.  The sequential decline in pro forma operating margin resulted from seasonal headwinds in toxicology and discovery support, which more than offset increases in our chemistry services.

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Late-Stage Development

($ in millions)	1Q14	1Q13	Change
Net Revenues	$401.8	$372.9	7.8%
Operating Income	$93.1	$82.9	12.2%
Operating Margin	23.2%	22.2%
Restructuring Costs	$(0.2)	$(1.9)
Operating Income, excluding items	$93.3	$84.8	10.0%
Operating Margin, excluding items	23.2%	22.8%

The Late-Stage Development segment includes central laboratory, Phase IIb-IV clinical development, and market access services.  Net revenues for the first quarter of 2014 grew 7.8% year-on-year to $401.8 million, a sequential increase of $7.0 million from the fourth quarter level. In the quarter, foreign exchange favorably impacted revenue growth by 160 basis points. Year-over-year growth was driven by 10.9% growth in central laboratories and 5.7% growth in clinical development, which more than offset a decline in our market access services. Sequentially, although all three service areas increased, growth was driven by clinical development services.

Operating income for the first quarter was $93.1 million on a GAAP basis and included $0.2 million in costs associated with our on-going restructuring actions.  On a pro forma basis, operating income was $93.3 million, up 10.0% year-over-year and $3.8 million sequentially from the $89.5 million delivered last quarter. Pro forma operating margins expanded to 23.2% for the first quarter of 2014, up from 22.7% last quarter and 22.8% in the first quarter of 2013. The year-on-year and sequential increases in profitability were driven by clinical development.  IT operating expenses were up year-over-year, but down sequentially due to project timing.

Corporate Information

The company reported first quarter adjusted net orders of $710 million. Backlog at March 31, 2014 was $6.90 billion compared to $6.92 billion at December 31, 2013 and $6.61 billion at March 31, 2013. Backlog was negatively impacted in the quarter by the sale of our Seattle genomics laboratory and was partially offset by a $37 million foreign exchange tailwind.

Corporate expenses totaled $45.6 million in the first quarter of 2014 (including $2.3 million in restructuring costs) down from $56.2 million last quarter (including $3.8 million in restructuring costs) and $51.3 million (including $0.7 million in restructuring costs) in the first quarter of 2013. The prior year and prior quarter both reflected significantly higher spending on the corporate component of our strategic IT initiatives and higher incentive compensation expenses related to the stronger-than-expected business performance in 2013. The current quarter reflects incremental savings from the company's on-going efforts to streamline its corporate and functional support organizations and the previously disclosed shift of informatics expenses which were previously reflected in corporate expense and are now reflected in the Late-Stage Development segment.

Cash, cash equivalents, and short-term investments at March 31, 2014 were $660 million compared to $729 million at December 31, 2013 and $430 million at March 31, 2013. Free cash flow (defined as operating cash flow less capital expenditures) for the first quarter of 2014 was a negative $106 million, consisting of operating cash flow of a negative $71 million (reflecting the payment of 2013 annual bonuses, the remittance of a client VAT payment of $28 million received in the fourth quarter of 2013 to the tax authorities coupled with a 4 day increase in DSO) less capital expenditures of $35 million.  Debt outstanding remains at $250 million.

Net Days Sales Outstanding (DSO) were 38 days at March 31, 2014 compared to 34 days at December 31, 2013 and 41 days at March 31, 2013.

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The pro forma effective tax rate in the first quarter was 23.2% and is expected to be approximately 24% for the full year 2014.

The Company’s investor conference call will be webcast on May 2 at 9:00 am ET.  Management’s commentary and presentation slides will be available through www.covance.com.

Covance, the world’s most comprehensive drug development company and a leader in nutritional analysis, is dedicated to advancing healthcare and delivering Solutions Made RealTM.  The company, headquartered in Princeton, New Jersey, has annual revenues greater than $2.4 billion and more than 12,500 employees located in over 60 countries. Information on Covance’s solutions, recent press releases, and SEC filings can be obtained through its website at www.covance.com.

Statements contained in this press release, which are not historical facts, such as statements about prospective earnings, savings, revenue, operations, revenue and earnings growth and other financial results are forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  All such forward-looking statements including the statements contained herein regarding anticipated trends in the Company’s business are based largely on management’s expectations and are subject to and qualified by risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  These risks and uncertainties include, without limitation, competitive factors, outsourcing trends in the pharmaceutical industry, levels of industry research and development spending, the Company’s ability to continue to attract and retain qualified personnel, the fixed price nature of contracts or the loss or delay of large studies, risks associated with acquisitions and investments, the Company’s ability to increase order volume, the pace of translation of orders into revenue in late-stage development services, testing mix and geographic mix of kit receipts in central laboratories, fluctuations in currency exchange rates, the realization of savings from the Company’s announced restructuring actions, the cost and pace of completion of our information technology projects and the realization of benefits therefrom, and other factors described in the Company’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Financial Exhibits Follow

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COVANCE INC.

CONSOLIDATED INCOME STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013

(Dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended March 31
	2014		2013

Net revenues	$620,052		$580,199
Reimbursable out-of-pocket expenses	46,236		54,136
Total revenues	666,288		634,335

Costs and expenses:
Cost of revenue	432,553		411,344
Reimbursable out-of-pocket expenses	46,236		54,136
Selling, general and administrative	87,282		89,219
Depreciation and amortization	33,329		31,385
Total costs and expenses	599,400	(a)	586,084	(b)

Income from operations	66,888	(a)	48,251	(b)

Other expense (income), net:
Interest expense, net	2,448		871
Foreign exchange transaction loss, net	402		335
Gain on sale of business	(1,648)		—
Gain on sale of investment	—		(15,693)
Other expense (income), net	1,202	(a)	(14,487	)(b)

Income before taxes	65,686	(a)	62,738	(b)

Taxes on income	14,870	(a)	14,572	(b)

Net income	$50,816	(a)	$48,166	(b)

Basic earnings per share	$0.91	(a)	$0.89	(b)

Weighted average shares outstanding - basic	55,681,285		54,207,032

Diluted earnings per share	$0.88	(a)	$0.86	(b)

Weighted average shares outstanding - diluted	57,989,826		56,307,034

(a) Three months ended March 31, 2014 includes, as applicable, $4,138 in charges associated with restructuring and other cost reduction actions ($2,587 net of tax) and $1,648 gain on sale of certain assets of Genomics Laboratory ($1,033 net of tax).

(b) Three months ended March 31, 2013 includes, as applicable, $6,170 in restructuring costs ($4,347 net of tax), and $15,693 gain on sale of investment in BioClinica, Inc. ($10,194 net of tax).

Excluding the impact of charges associated with restructuring and other cost reduction actions, gain on sale of business and gain on sale of investment, as applicable:

Income from operations	$71,026	$54,421

Taxes on income	$15,806	$10,896

Net income	$52,370	$42,319

Basic earnings per share	$0.94	$0.78

Diluted earnings per share	$0.90	$0.75

COVANCE INC.

CONSOLIDATED BALANCE SHEETS

MARCH 31, 2014 and DECEMBER 31, 2013

(Dollars in thousands)

	March 31	December 31
	2014	2013
	(UNAUDITED)
ASSETS
Current Assets:
Cash & cash equivalents	$546,593	$617,686
Short-term investments	113,546	111,359
Accounts receivable, net	337,381	331,815
Unbilled services	159,092	141,707
Inventory	48,839	48,257
Deferred income taxes	52,575	51,543
Prepaid expenses and other current assets	232,343	201,621
Total Current Assets	1,490,369	1,503,988

Property and equipment, net	919,009	913,612
Goodwill	108,522	109,820
Other assets	31,369	29,168
Total Assets	$2,549,269	$2,556,588

LIABILITIES and STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$59,038	$59,713
Accrued payroll and benefits	117,997	170,806
Accrued expenses and other current liabilities	109,083	153,808
Unearned revenue	236,596	240,398
Income taxes payable	8,100	7,952
Total Current Liabilities	530,814	632,677

Long-term debt	250,000	250,000
Deferred income taxes	30,571	32,035
Other liabilities	77,505	76,630
Total Liabilities	888,890	991,342

Stockholders’ Equity:
Common stock	824	809
Paid-in capital	929,961	859,535
Retained earnings	1,830,649	1,779,833
Accumulated other comprehensive income	37,307	25,746
Treasury stock	(1,138,362)	(1,100,677)
Total Stockholders’ Equity	1,660,379	1,565,246

Total Liabilities and Stockholders’ Equity	$2,549,269	$2,556,588

COVANCE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013

(Dollars in thousands)

(UNAUDITED)

	Three Months Ended March 31
	2014	2013
Cash flows from operating activities:
Net income	$50,816	$48,166
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	33,329	31,385
Non-cash compensation expense associated with employee benefit and stock compensation plans	9,342	10,932
Deferred income tax benefit	(2,631)	(4,710)
Gain on sale of business	(1,648)	—
Gain on sale of investment	—	(15,693)
Loss on disposal of property and equipment	240	202
Changes in operating assets and liabilities, net of business sold:
Accounts receivable	(5,566)	(4,804)
Unbilled services	(17,385)	(18,876)
Inventory	(3,752)	480
Accounts payable	(675)	7,162
Accrued liabilities	(97,534)	(67,536)
Unearned revenue	(3,365)	(14,765)
Income taxes	5,170	8,460
Other assets and liabilities, net	(36,890)	(34,461)
Net cash used in operating activities	(70,549)	(54,058)

Cash flows from investing activities:
Capital expenditures	(35,129)	(30,350)
Proceeds from sale of business	8,429	—
Proceeds from sale of investment	—	17,074
Other, net	—	393
Net cash used in investing activities	(26,700)	(12,883)

Cash flows from financing activities:
Stock issued under option plans	56,077	24,909
Purchase of treasury stock	(37,685)	(8,649)
Net borrowings under revolving credit facility	—	5,000
Net cash provided by financing activities	18,392	21,260

Effect of exchange rate changes on cash	7,764	(17,296)

Net change in cash and cash equivalents	(71,093)	(62,977)

Cash and cash equivalents, beginning of period	617,686	492,824

Cash and cash equivalents, end of period	$546,593	$429,847

COVANCE INC.

GAAP to Pro Forma Reconciliation

Q1 2014

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Restructuring and Other Cost Reduction Activities (1)	Other Items (2)	Pro Forma

Net revenues	$620,052			$620,052
Reimbursable out-of-pocket expenses	46,236			46,236
Total revenues	666,288	—	—	666,288

Costs and expenses:
Cost of revenue	432,553			432,553
Reimbursable out-of-pocket expenses	46,236			46,236
Selling, general and administrative	87,282	(3,720)		83,562
Depreciation and amortization	33,329	(418)		32,911
Total costs and expenses	599,400	(4,138)	—	595,262

Income from operations	66,888	4,138	—	71,026

Other expense, net:
Interest expense, net	2,448			2,448
Foreign exchange transaction loss, net	402			402
Gain on sale of business	(1,648)		1,648	—
Other expense, net	1,202	—	1,648	2,850

Income before taxes	65,686	4,138	(1,648)	68,176

Taxes on income	14,870	1,551	(615)	15,806

Net income	$50,816	$2,587	$(1,033)	$52,370

Basic earnings per share	$0.91	$0.05	$(0.02)	$0.94

Weighted average shares outstanding - basic	55,681,285	55,681,285	55,681,285	55,681,285

Diluted earnings per share	$0.88	$0.04	$(0.02)	$0.90

Weighted average shares outstanding - diluted	57,989,826	57,989,826	57,989,826	57,989,826

(1) Represents costs incurred to better align capacity to preclinical market demand and reduce overall cost structure.

(2) Represents gain on sale of business.

COVANCE INC.

GAAP to Pro Forma Reconciliation

Q1 2013

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Restructuring Activities (1)	Other Items (2)	Pro Forma

Net revenues	$580,199			$580,199
Reimbursable out-of-pocket expenses	54,136			54,136
Total revenues	634,335	—	—	634,335

Costs and expenses:
Cost of revenue	411,344			411,344
Reimbursable out-of-pocket expenses	54,136			54,136
Selling, general and administrative	89,219	(4,673)		84,546
Depreciation and amortization	31,385	(1,497)		29,888
Total costs and expenses	586,084	(6,170)	—	579,914

Income from operations	48,251	6,170	—	54,421

Other (income) expense, net:
Interest expense, net	871			871
Foreign exchange transaction loss, net	335			335
Gain on sale of investment	(15,693)		15,693	—
Other (income) expense, net	(14,487)	—	15,693	1,206

Income before taxes	62,738	6,170	(15,693)	53,215

Taxes on income	14,572	1,823	(5,499)	10,896

Net income	$48,166	$4,347	$(10,194)	$42,319

Basic earnings per share	$0.89	$0.08	$(0.19)	$0.78

Weighted average shares outstanding - basic	54,207,032	54,207,032	54,207,032	54,207,032

Diluted earnings per share	$0.86	$0.08	$(0.18)	$0.75

Weighted average shares outstanding - diluted	56,307,034	56,307,034	56,307,034	56,307,034

(1) Represents costs incurred to better align capacity to preclinical market demand and reduce overall cost structure.

(2) Represents gain on sale of investment.